UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009 (July 16, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                            Changes In Registrant's Certifying Accountant.

On July 28, 2009, SpongeTech Delivery Systems, Inc. (the “Company”) filed a Current Report on Form 8-K  (the “Form 8-K”) reporting the resignation on July 16, 2009 of its independent registered public accounting firm, Drakeford & Drakeford, LLC (“Drakeford”).  This Amendment No. 1 to the Form 8-K (the “Form 8-K/A”) is being filed to clarify that Drakeford’s decision to resign was due to the revocation of Drakeford’s registration by the Public Company Accounting Oversight Board (“PCAOB”) which, according to the PCAOB’s Order Instituting Disciplinary Proceedings, Makings Findings, and Imposing Sanctions (the “Order”), occurred on June 16, 2009 as a result of a misleading representation made by Drakeford in connection with the PCAOB inspection processes and a violation of PCAOB auditing standards relating to audit documentation.  The PCAOB’s Order did not reference the Company or the audit of the Company’s financial statements as in any way related to the revocation of Drakeford’s registration.

During the fiscal years ended May 31, 2008 and 2007, and the subsequent interim periods through the date of Drakeford’s dismissal, (i) there were no disagreements with Drakeford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Drakeford would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The reports of Drakeford on the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Drakeford with a copy of the foregoing disclosures and requested from Drakeford a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Drakeford will be filed by an amendment to this Current Report on Form 8-K/A when it becomes available.

On September 11, 2009, the Company received notification from the SEC that, as a result of the revocation of Drakeford’s registration with the PCAOB, the Company would be required to have its financial statements re-audited by a PCAOB-registered firm for any year previously audited by Drakeford in order for the Company to include such financial statements in its future filings with the SEC. Accordingly, the Company’s financial statements for the fiscal year ended May 31, 2008 are currently being re-audited by the Company’s current independent registered accounting firm, Robison, Hill & Co., A Professional Corporation, a PCAOB-registered firm, in connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpongeTech Delivery Systems, Inc.

Date: September 16, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer